OFS CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

Advisor Grants Substantial Cost Savings by Reducing Base Management Fee

by Two-Thirds for Final Three Quarters of 2014

OFS Capital Declares a $0.34 Per Share Distribution

CHICAGO, IL—May 9, 2014—OFS Capital Corporation (NASDAQ: OFS) today announced its financial results for the fiscal quarter ended March 31, 2014, the first full quarter since its acquisition of all of the limited and general partnership interests of its SBIC fund, OFS SBIC I, LP, or SBIC I LP.

RECENT CORPORATE DEVELOPMENTS:

•	On May 5, 2014, OFS Capital’s Investment Advisor agreed to reduce its base management fee by two-thirds for the final three quarters of Fiscal Year 2014. The adjustment is designed to reduce the base management fee by one-half (from 1.75% to 0.875%) for the entire Fiscal Year 2014.
•	On May 7, 2014, OFS Capital’s Board of Directors declared a 2014 second quarter distribution of $0.34 per share, payable June 30, 2014 to shareholders of record as of June 16, 2014.

“Over the course of the year following our IPO, the process of creating a drop-down SBIC fund took longer than we would have liked and delayed our ability to fully implement our business plan.  In response, and consistent with its commitment to profiting alongside its investors, our Advisor, which is controlled by OFS Capital’s largest shareholder, has unilaterally cut its fee by two-thirds for the remaining three quarters of this fiscal year, resulting in a reduction of half of its base management fee for the entire year,” said Glenn Pittson, Chairman and Chief Executive Officer of OFS Capital. “This action re-affirms the Advisor’s alignment with all OFS Capital shareholders, and its confidence in our ability to deliver superior returns to our investors over the long term by providing capital to middle and lower-middle market companies across the United States.”

HIGHLIGHTS

($ in millions, except for per share data)

Portfolio Overview	As of March 31, 2014
Total assets	$272.6
Investment portfolio, at fair value	$228.0
Net assets	$139.2
Net asset value per share	$14.45
Weighted average yield on debt investments (at fair value)	8.35%

Operating Results	Quarter ended March 31, 2014	Quarter ended March 31, 2013
Total investment income	$5.0	$4.4
Net investment income	$1.4	$1.4
Net increase in net assets resulting from operations	$2.1	$2.9

Portfolio Activity
Number of new portfolio companies	1	2
Debt investments in new portfolio companies, at par	$3.0	$7.7
Number of portfolio companies at end of period	56	58

PORTFOLIO AND INVESTMENT ACTIVITIES

During the first quarter of 2014, SBIC I LP closed a senior secured debt investment of $3.0 million at par in one new portfolio company, and it invested an additional $0.8 million of senior secured debt into an existing portfolio company.

The total fair value of OFS Capital’s investment portfolio was $228.0 million as of March 31, 2014, which was equal to 97.9% of cost at March 31, 2014. The portfolio included outstanding loans of approximately $226.9 million in aggregate principal amount (with an aggregate fair value of $219.9 million) in 56 portfolio companies. Of this $226.9 million total, SBIC I LP held $52.3 million in aggregate principal amount ($50.6 million fair value) in nine portfolio companies, with SBIC I LP also holding equity securities with a fair value of $8.1 million in eight of these nine portfolio companies. As of March 31, 2014, floating rate loans comprised 84% of OFS Capital’s debt investment portfolio, with the remaining 16% in fixed rate loans. As of March 31, 2014, 92% of OFS Capital’s investment portfolio at fair value was comprised of senior secured loans, 4% of subordinated loans, and 4% of equity investments. The weighted average yield on debt investments was 8.35% at March 31, 2014. OFS Capital had unfunded commitments of $4.8 million in three portfolio companies at quarter’s end.

RESULTS OF OPERATIONS

Investment income

Total investment income was $5.0 million for the three months ended March 31, 2014, compared with $4.4 million for the same period in the prior year. The increase in total investment income was attributable primarily to an increase in interest income as a result of OFS Capital’s consolidation of SBIC I LP onto its balance sheet, which became effective on December 4, 2013 upon closing of the acquisition of the SBIC fund interests.

Total expenses

Total expenses were $3.6 million for the three months ended March 31, 2014, compared with $2.9 million for the same period in the prior year. Interest expense increased by approximately $0.1 million for the first quarter of 2014 compared with the first quarter of 2013, primarily due to $0.2 million of interest expense on debentures guaranteed by the U.S. Small Business Administration (“SBA”). This $0.2 million of interest expense was offset by a decrease of approximately $0.1 million in interest expense on OFS Capital’s revolving credit facility for the three months ended March 31, 2014 compared to the three months ended March 31, 2013. Amortization and write-off of deferred financing closing costs decreased by $0.3 million for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, primarily due to the write-off in the first quarter of 2013 of $0.3 million of deferred financing closing costs as a result of the termination of the Class B portion of OFS Capital’s revolving credit facility in January 2013. For the three months ended March 31, 2014, OFS Capital recorded $63 thousand of amortization expense of intangible assets related to SBIC I LP’s Small Business Investment Company (“SBIC”) license, which was recognized upon closing of the acquisition of the SBIC fund interests.

Management fees expense increased by approximately $0.5 million for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, primarily due to an increase in the Investment Advisor’s base management fee rate from 0.875% to 1.75% per annum beginning November 1, 2013. As noted above, the Investment Advisor agreed on May 5, 2014 to reduce the base management fee back to 0.875% per annum for Fiscal 2014. Since the first quarter’s base management fee was based on an annual rate of 1.75%, in order to achieve the reduced effective base management fee rate of 0.875% for Fiscal 2014, the Investment Advisor has reduced its base management fee to 0.145833% per quarter for the remaining three quarters of Fiscal 2014.

Professional fees increased by approximately $0.2 million for the three month period ended March 31, 2014 compared to the three month period ended March 31, 2013, largely due to increased accounting and legal fees incurred in connection with the acquisition of the SBIC fund interests.

Administrative fee expense increased by approximately $0.2 million for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, primarily due to an increase in the allocable amount of the salary and bonus of OFS Capital’s officers and their respective staffs, which OFS Capital’s administrator passed along to it during the three months ended March 31, 2013 and March 31, 2014.

Net Investment Income

Net investment income was $1.4 million in both the first quarter of 2013 and the first quarter of 2014.

Net realized and unrealized gain on investments

For the three months ended March 31, 2014, OFS Capital recorded approximately $0.9 million of net change in unrealized depreciation on non-control/non-affiliate investments, consisting of approximately $0.2 million of net change in unrealized depreciation on non-control/non-affiliate investments held by OFS Capital’s wholly-owned subsidiary, OFS Capital WM, LLC, or OFS WM, and approximately $0.7 million of net change in unrealized depreciation on non-control/non-affiliate investments held by SBIC I LP. In addition, for the three months ended March 31, 2014, OFS Capital recorded approximately $0.5 million of net change in unrealized appreciation on affiliate investments held by SBIC I LP, as well as approximately $(0.8) million of net change in unrealized depreciation on a control investment held by SBIC I LP, relating to its investment in Tangible Software, Inc. For the three months ended March 31, 2013, OFS Capital recorded approximately $1.2 million of net change in unrealized depreciation on non-control/non-affiliate investments held by OFS WM, as well as approximately $0.3 million of net change in unrealized depreciation on affiliate investment, consisting solely of its equity investment in SBIC I LP, which was accounted for at fair value at March 31, 2013.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations was approximately $2.1 million for the three months ended March 31, 2014, compared with $2.9 million for the three months ended March 31, 2013. OFS Capital’s net asset value was $14.45 per share as of March 31, 2014.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, OFS Capital had $37.0 million in cash and cash equivalents, including $31.5 million in capital commitments funded into SBIC I LP.

For the three months ended March 31, 2014, OFS Capital had net cash provided by operating activities of $17.2 million, primarily attributable to a $2.1 million net increase in net assets resulting from operations, net proceeds of $19.9 million in principal payments on portfolio investments, as well as the collection in January 2014 of $4.5 million from the sale of a portfolio investment in December 2013, partially offset by $8.9 million of cash used to fund portfolio investments.

Net cash used in financing activities was $8.8 million for the three months ended March 31, 2014, primarily attributable to $5.5 million of net repayments on OFS Capital’s revolving credit facility as well as $3.2 million of cash paid in dividends and distributions in February 2014.

As of March 31, 2014, OFS Capital had $103.5 million in debt outstanding on its $135.0 million revolving credit facility, and $14.7 million remaining in borrowing availability. As of the same date, SBIC I LP had leverage commitments of $61.4 million from the SBA, and $26.0 million of outstanding SBA-guaranteed debentures, leaving incremental borrowing capacity of $35.4 million under present SBIC regulations. In order to access the full $150 million in SBA-guaranteed debentures potentially available to it under the SBIC license held by SBIC I LP, OFS Capital will need to fund an additional $13.6 million into SBIC I LP. There can be no assurance as to when, or whether, OFS Capital will invest the additional $13.6 million into SBIC I LP.

OFS Capital’s primary uses of cash are purchases of debt and equity investments, interest payments on indebtedness, payment of other expenses, and distributions to shareholders.

CONFERENCE CALL

OFS Capital will host a conference call to discuss these results on Friday, May 9, 2014 at 10:00 AM Eastern Daylight Time. Interested parties may participate in the call via the following:

INTERNET: Log on to www.ofscapital.com at least 15 minutes prior to the start time of the call to register, download, and install any necessary audio software. A replay will be available for 90 days on the Company’s website at www.ofscapital.com.

TELEPHONE: (888) 317-6016 (Domestic) or (412) 317-6016 (International) approximately 15 minutes prior to the call. A telephone replay of the conference call will be available from 2:00 PM Eastern Time on May 9, 2014 until 9:00 AM Eastern Time on May 30, 2014 and may be accessed by calling (877) 344-7529 (Domestic) or (412) 317-0088 (International) and utilizing conference ID # 10045718.

For more detailed discussion of the financial and other information included in this press release, please refer to OFS Capital’s Form 10-Q for the quarter ended March 31, 2014, which is to be filed with the Securities and Exchange Commission.

OFS Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)
	March 31,	December 31,
	2014	2013
Assets	(unaudited)
Investments, at fair value
Non-control/non-affiliate investments (cost of $191,188 and $201,209, respectively)	$188,242	$197,338
Affiliate investments (cost of $32,677 and $32,618, respectively)	33,314	32,735
Control investment (cost of $8,990 and $9,596, respectively)	6,446	7,846
Total investments at fair value	228,002	237,919
Cash and cash equivalents	36,999	28,569
Restricted cash and cash equivalents	450	450
Interest receivable	582	644
Receivable from investment sold	-	4,493
Prepaid expenses and other assets	166	174
Intangible asset, net of accumulated amortization of $63 and $0, respectively	2,437	2,500
Goodwill	1,077	1,077
Due from affiliated entity	1	218
Deferred financing closing costs, net of accumulated amortization of $2,001 and $1,851, respectively	2,893	3,043
Total assets	$272,607	$279,087
Liabilities
Accrued professional fees	$576	$613
Interest payable	855	1,044
Management fees payable	1,347	1,168
Administration fee payable	475	280
Other payables	203	260
Deferred loan fee revenue	503	389
SBA debentures payable	26,000	26,000
Revolving line of credit	103,459	108,955
Total liabilities	133,418	138,709
Net Assets
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized,
0 shares issued and outstanding as of March 31, 2014 and December 31, 2013	-	-
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 9,632,453 and 9,629,797
shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	96	96
Paid-in capital in excess of par	143,160	143,126
Distributions in excess of net investment income	(5,977)	(4,103)
Accumulated net realized gain	2,742	2,742
Net unrealized depreciation on investments	(832)	(1,483)
Total net assets	139,189	140,378
Total liabilities and net assets	$272,607	$279,087
Number of shares outstanding	9,632,453	9,629,797
Net asset value per share	$14.45	$14.58

OFS Capital Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
(Dollar amounts in thousands, except per share data)
	Three Months Ended March 31,
	2014	2013
Investment income
Interest income
Non-control/non-affiliate investments	$3,786	$4,365
Affiliate investments	827	-
Control investment	302	-
Total interest income	4,915	4,365
Dividend and fee income
Non-control/non-affiliate investments	8	-
Affiliate investments	64	-
Control investment	25	-
Total dividend and fee income	97	-
Total investment income	5,012	4,365
Expenses
Interest expense	991	847
Amortization and write-off of deferred financing closing costs	150	469
Amortization of intangible asset	63	-
Management fees	1,264	807
Professional fees	454	250
Administrative fee	475	280
General and administrative expenses	215	270
Total expenses	3,612	2,923
Net investment income	1,400	1,442
Net realized and unrealized gain (loss) on investments
Net realized gain on non-control/non-affiliate investments	-	5
Net change in unrealized depreciation on non-control/non-affiliate investments	926	1,173
Net change in unrealized appreciation/depreciation on affiliate investments	519	251
Net change in unrealized depreciation on control investment	(794)	-
Net realized and unrealized gain on investments	651	1,429
Net increase in net assets resulting from operations	$2,051	$2,871
Net investment income per common share - basic and diluted	$0.15	$0.15
Net increase in net assets resulting from operations
per common share - basic and diluted	$0.21	$0.30
Dividends and distributions declared per
common share - basic and diluted	$0.34	$0.34
Basic and diluted weighted average shares outstanding	9,631,155	9,601,952

ABOUT OFS CAPITAL

OFS Capital is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital’s investment objective is to provide shareholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments.  OFS Capital invests primarily in middle-market companies in the United States, generally focusing its investment activities on private companies that are owned by private equity sponsors or owner/operators and have annual EBITDA between $3 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including first lien senior secured, second-lien senior secured, and senior secured unitranche loans, as well as unsecured subordinated debt, and to a lesser extent, equity securities. OFS Capital’s investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940 and headquartered in Chicago, Illinois, with additional offices in New York and Los Angeles.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may contain forward-looking statements that involve substantial risks and uncertainties, some of which are beyond the control of OFS Capital’s management, and are difficult to predict.  Such forward-looking statements are not historical facts but, rather, reflect assumptions, estimates, and projections by OFS Capital concerning anticipated results and provide no guarantee of future performance.  All forward-looking statements speak only as of the date of this press release, and OFS Capital undertakes no duty to update any forward-looking statements herein made.

INVESTOR RELATIONS CONTACT:

Mary Jensen, 323 860-7482

Vice President – Investor Relations

mjensen@ofsmanagement.com